Exhibit 10.17

Dynex Capital, Inc.
2014 Base Salaries for Executive Officers

The 2014 base salaries for Dynex Capital, Inc.’s executive officers are as follows: Thomas B. Akin, Executive Chairman -$500,000; Byron L. Boston, Chief Executive Officer, President and Co-Chief Investment Officer-$750,000; Stephen J. Benedetti, Executive Vice President, Chief Operating Officer and Chief Financial Officer-$350,000; and Smriti L. Popenoe, Executive Vice President and Co-Chief Investment Officer-$408,000.